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                                                               Exhibit 10.8


                              EMPLOYMENT AGREEMENT


                                     between

                       CYPROS PHARMACEUTICAL CORPORATION,

                            a California Corporation

                                       and

                            Brian W. Sullivan, Ph.D.

                                January 18, 1999





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                                TABLE OF CONTENTS


1.       Employment.......................................................................................3

2.       Loyal and Conscientious Performance: Noncompetition..............................................4

3.       Term of Employment...............................................................................4

4.       Compensation of Executive........................................................................4

5.       Termination......................................................................................5

6.       Death or Disability During Term of Employment....................................................6

7.       Confidential Information: Executive's Duties Upon Termination....................................6

8.       Assignment and Binding Effect....................................................................9

9.       Notices..........................................................................................9

10.      Choice of Law....................................................................................10

11.      Integration......................................................................................10

12.      Amendment........................................................................................10

13.      Waiver...........................................................................................10

14.      Severability.....................................................................................10

15.      Interpretation; Construction.....................................................................10

16.      Representations and Warranties...................................................................11

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                              EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT (this "Agreement") is made and entered into effective as of January 18, 1999 by and between Cypros Pharmaceutical Corporation, a California corporation (the "Company"), and Brian W. Sullivan, Ph.D. ("Executive"). The Company and Executive are hereinafter collectively referred to as the "Parties", and individually referred to as "Party".

RECITALS:

         A. The Company desires to retain Executive as an executive with the Company.

         B. The Executive desires to be employed by the Company pursuant to an employment agreement with the Company and the Compensation Committee of the Board of Directors of the Company has determined that it is in the best interests of the Company to award such an agreement to Executive.

                                   AGREEMENT:

        In consideration of the foregoing premises and the mutual covenants herein contained, and for other good and valuable consideration, the Parties, intending to be legally bound, agree as follows:

1.      EMPLOYMENT.

         1. 1. The Company hereby employs Executive, and Executive hereby accepts employment by the Company, upon the terms and conditions set forth in this Agreement.

         1.2. Executive shall be the Vice President of Product Development of the Company and shall serve in such other capacity or capacities as the President and/or the Board of Directors of the Company may from time to time prescribe.

         1.3. Executive shall do and perform all services, acts or things necessary or advisable to manage and conduct the business of the Company, provided, however, that at all times during his employment Executive shall be subject to the direction and policies from time to time established by the Board of Directors of the Company.

         1.4. Unless the Parties otherwise agree in writing, during the term of this Agreement, Executive shall perform the services he is required to perform pursuant to this Agreement at the Company's offices, located at 2714 Loker Avenue West, Carlsbad, Califomia, 92008, or at any other place at which the Company maintains an office; provided, however, that the Company may from time to time require Executive to travel temporarily to other locations in connection with the Company's business.

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2.      LOYAL AND CONSCIENTIOUS PERFORMANCE: NONCOMPETITION.

         2.1. During his employment by the Company, Executive shall devote his full energies, interest, abilities and productive time to the proper and efficient performance of his duties under this Agreement.

         2.2. During the term of this Agreement, Executive shall not engage in competition with the Company, either directly or indirectly, in any manner or capacity, as adviser, principal, agent, partner, officer, director, employee, member of any association or otherwise, in any phase of the business of developing, manufacturing and marketing medical products which are in the same field of use or which otherwise compete with the products or proposed products of the Company. Ownership by Executive, as a passive investment, of less than one percent (1%) of the outstanding shares of capital stock of any corporation with one or more classes of its capital stock listed on a national securities exchange or publicly traded in the over-the-counter market shall not constitute a breach of this paragraph.

3.      TERM OF EMPLOYMENT.

3.1. Subject to earlier termination as provided in this Agreement, Executive shall be employed pursuant to the terms of this Agreement for a term beginning January 18, 1999 and expiring at midnight on January 17, 2002. After the expiration of such term, this Agreement shall continue from month to month in the absence of written notice to the contrary from either Party to the other.

4.      COMPENSATION OF EXECUTIVE

         4.1. During the term of this Agreement, the Company shall pay Executive a salary (the "Base Salary") of One Hundred Twenty Thousand Dollars ($120,000) per year, payable in regular periodic payments in accordance with Company policy. Such salary shall be prorated for any partial year of employment on the basis of a 365-day fiscal year.

         4.2. Executive's compensation may be changed from time to time by mutual agreement of Executive and the Board of Directors of the Company.

         4.3. Executive's performance shall be reviewed by the Board of Directors of the Company on a periodic basis (but not less than once in each fiscal year during the term of this Agreement) and the Board may in its sole discretion, award such bonuses to Executive as shall be appropriate or desirable based on Executive's performance.

         4.4. All of Executive's compensation shall be subject to customary withholding taxes and any other employment taxes as are commonly required to be collected or withheld by the Company.

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         4.5. The Company may also from time to time grant stock options to the
Executive. Such option shall be subject to a stock option agreement in the form approved by the Board of Directors. Any such option shall be subject to a vesting schedule as described in the employee stock option agreement.

         4.6. Executive shall be eligible to participate in and be covered by any vacation, pension and profit sharing, life insurance, accident insurance, health insurance, hospitalization, disability, medical reimbursement or other plan(s) maintained from time to time by the Company for its employees.

5.    TERMINATION.

         5.1. The Company may terminate Executive's employment under this Agreement "for cause" by delivery of written notice to Executive specifying the cause or causes relied upon for such termination. Grounds for the Company to terminate this Agreement "for cause" shall be limited to the occurrence of any of the following events:

                  5.1.1. Executive's engaging or in any manner participating in any activity which is competitive with or intentionally injurious to the Company or which violates any provision of Section 7 of this Agreement;

                  5.1.2. Executive's commission of any fraud against the Company or use or appropriation for his personal use or benefit of any funds or properties of the Company not authorized by the Board of Directors to be so used or appropriated;

                  5.1.3. Executive's conviction of any crime involving moral turpitude; or

                  5.1.4. Executive willfully breaches or habitually neglects duties he is required to perform after written demand for the performance of such duties is made by the Chief Executive Officer of the Company, provided that Executive shall be given a thirty (30) day opportunity to cure any such claim hereunder pursuant to a written notice by the Chief Executive Officer. In the case of any termination under this paragraph, the Company will have no liability or responsibility to Executive for salary, bonus or any other employee benefits.

         The Company may also terminate Executive's employment without cause upon delivery of written notice. In such case, Executive shall be entitled to receive Base Salary and other accrued benefits including continued vesting of Executive's stock for a period of six (6) months from the date of termination specified in the written notice.

         Any notice of termination given pursuant to this Section 5.1 shall effect termination as of the date specified in such notice or, in the event no such date is specified, on the last day of the month in which such notice is delivered or deemed delivered as provided in Section 9 below.

         5.2. The parties may mutually agree at any time to terminate this Agreement upon such terms and conditions as may be agreed upon in writing.

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         5.3. This Agreement shall terminate without notice upon the date of
Executive's death or the date when Executive becomes "completely disabled" as that term is defined in Section 6.2.

6. DEATH OR DISABILITY DURING TERM OF EMPLOYMENT.

         6.1. Upon termination of Executive's employment pursuant to Section 5.3, Executive or his estate or personal representative, as the case may be, shall be entitled to receive Executive's Base Salary for a period of six (6) months following the date of death or the date when Executive becomes completely disabled, unless the Company has equivalent life insurance or disability insurance in place.

         6.2. The term "completely disabled" as used in this Agreement shall mean the inability of Executive to perform his duties under this Agreement because he has become permanently disabled within the meaning of any policy of disability income insurance covering employees of the Company then in force. In the event the Company has no policy of disability income insurance covering employees of the Company in force when Executive becomes disabled, the term "completely disabled" shall mean the inability of Executive to perform his duties under this Agreement by reason of any incapacity, physical or mental, which the Board of Directors of the Company, based upon medical advice or an opinion provided by a licensed physician acceptable to the Board of Directors of the Company, determines to have incapacitated Executive from satisfactorily performing all of his usual services for the Company during the foreseeable future. Based upon such medical advice or opinion, the action of the Board of Directors of the Company shall be, final and binding and the date such action is taken shall be the date of such complete disability for purposes of this Agreement.

7.      CONFIDENTIAL INFORMATION: EXECUTIVE'S DUTIES UPON TERMINATION.

         7.1. Executive recognizes that his employment with the Company will involve contact with information of substantial value to the Company, which is not old and generally known in the trade, and which gives the Company an advantage over its competitors who do not know or use it, including but not limited to, techniques, designs, drawings, processes, inventions, developments, equipment, prototypes, sales and customer information, and business and financial information relating to the business, products, practices and techniques of the Company, (hereinafter referred to as "Confidential Information"). Executive will at all times regard and preserve as confidential such Confidential Information obtained by Executive from whatever source and will not, either during his employment with the Company or thereafter, publish or disclose any part of such Confidential Information in any manner at any time, or use the same except on behalf of the Company, without the prior written consent of the Company. Further, both during Executive's employment and thereafter, Executive will refrain from any acts or omissions that would reduce the value of such Confidential Information to the Company.

         7.2. Executive will promptly disclose in writing to the official designated by the Company to receive such disclosures, complete information concerning each and every

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invention, discovery, improvement, device, design, apparatus, practice, process, method or product (hereinafter referred to as "Inventions"), whether Executive considers them patentable or not, made, developed, perfected, devised, conceived or first reduced to practice by Executive, either solely or in collaboration with others, during the period of Executive's employment by the Company and up to and including a period of twelve (12) months after termination of Executive's employment with the Company, whether or not during regular working hours, relating either directly or indirectly to the business, products, practices or techniques of the Company, or to the Company's actual or demonstrably anticipated research or development, or resulting from any work performed by Executive for the Company.

         7.3. Executive hereby agrees that any and all of said Inventions made, developed, perfected, devised, conceived or reduced to practice by Executive during the period of Executive's employment by the Company, and any other Inventions made, developed, perfected, devised, conceived or reduced to practice by Executive during said period of twelve (12) months after termination of Executive's employment with the Company, if based upon the Confidential Information of the Company, relating either directly or indirectly to the business, products, practices or techniques of the Company or the Company's actual or demonstrably anticipated research or development, or resulting from any work performed by Executive for the Company, are the sole property of the Company, and Executive hereby assigns and agrees to assign to the Company, its successors and assigns, any and all of Executive's right, title and interest in and to any and all of said Inventions, and any patent applications or Letters Patent thereon.

      This Agreement shall not apply to any Inventions which qualify fully under the provisions of Section 2870 of the California Labor Code, as amended from time to time. Executive understands that Section 2870 provides that no assignment is required of any Invention for which no equipment, supplies, facilities, or trade secret information of the Company was used and which was developed entirely on Executive's own time without using any of the Company's equipment, supplies, facilities, or trade secret information, except for those Inventions that either:

         (i) relate at the time of conception or reduction to practice of the invention to the Company's business, or actual or demonstrably anticipated research or development of the Company; or

         (ii) result from any work performed by Executive for the Company.

        7.4. Nothing in this Agreement shal1 limit or be construed to limit Executive's right to use or publish information which (a) was in the public domain before Executive's employment commenced, (b) was known to Executive free from any claim of other third parties before Executive's employment, (c) was developed or acquired independently by the Executive, or (d) becomes public knowledge without breach by Executive of any obligations of confidence to the Company.

        7.5. Executive will, at any time during his employment or thereafter, upon request and without further compensation therefore, but at no expense to Executive, do all lawful acts including the execution of papers and oaths and the giving of testimony, that in the opinion of the

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Company, its successors and assigns, may be necessary or desirable for obtaining, sustaining, reissuing, or enforcing Letters Patent in the United States and throughout the world for any and all of said Inventions, and for perfecting, recording, and maintaining the title of the Company, its successors and assigns, to the Inventions, and to any patent applications made and any Letters Patent granted for the Inventions in the United States and throughout the world.

        7.6. Executive will keep complete, accurate and authentic accounts, notes, data, and records of any and all of the Inventions in the manner and form requested by the Company. Such accounts, notes, data and records, including all copies thereof, shall be the property of the Company, and, upon its request, Executive will promptly surrender the same to it, or if not previously surrendered, Executive will promptly surrender the same to the Company at the conclusion of his employment.

         7.7. Executive agrees that he will also surrender to the Company, at its request, or at the conclusion of him employment, all accounts, notes, data, sketches, drawings and other documents and records, and all material and physical items of any kind, including all reproductions and copies thereof, that relate in any way to the business, products, practices or techniques of the Company or contain Confidential Information, whether created by Executive, or which come into Executive's possession by reason of Executive's employment with the Company, and Executive agrees further that all. of the foregoing are the property of the Company.

         7.8. Executive agrees that he will not disclose to the Company or induce the Company to use any invention or confidential information belonging to any third party.

         7.9. Executive understands that the Company may enter into agreements or arrangements that may be subject to laws and regulations which impose obligations, restrictions and limitations on it with respect to Inventions and patents which may be acquired by it or which may be conceived or developed by employees, consultants or other agents rendering services to it. Executive agrees that he shall be bound by all such obligations, restrictions and limitations applicable to any said invention conceived or developed by Executive during the period of his employment with the Company and shall take any and all further action which may be required to discharge such obligations and to comply with such restrictions and limitations.

        7.10. Executive will exercise reasonable care, consistent with good business judgment, to preserve in good working order subject to reasonable wear and tear from authorized usage, and to prevent loss of any equipment, instruments or accessories of the Company in Executive's custody for the purpose of making demonstrations, implementing trials, carrying out development work, or otherwise conducting the business of the Company. Upon request, Executive will promptly surrender the same to the Company at the conclusion of Executive's employment with the Company, or if not surrendered, Executive will account to the Company to its reasonable satisfaction as to the present location of all such instruments or accessories giving the business purpose of their placement at such location. At the conclusion of Executive's employment with the Company, Executive agrees to return such instruments or accessories to the Company or to account for the same to the Company's reasonable satisfaction.

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         7.11. Executive affirms that he has no agreement with any other party that would preclude his compliance with his obligations under this Agreement as set forth above.

         7.12. At the conclusion of him employment with the Company, Executive agrees to give a written statement to the company certifying that he has complied with him obligations under this Section 7 as set forth above and acknowledging his continuing obligations to disclose Inventions, to do certain lawful acts relating to United States and foreign Letters Patent on the Inventions, and to preserve as confidential and refrain from using the Company's Confidential Information.

8.      ASSIGNMENT AND BINDING EFFECT.

         8.1. This Agreement shall be binding upon and inure to the benefit of Executive and Executive's heirs, executors, administrators and legal representatives. Neither this Agreement nor any rights or obligations under this Agreement shall be assignable by Executive. This Agreement shall be binding upon and inure to the benefit of the Company and its successors, assigns and legal representatives.

9.      NOTICES.

         9.1. All notices or demands of any kind required or permitted to be given by the Company or Executive under this Agreement shall be given in writing and shall be personally delivered (and receipted for) or mailed by certified mail, return receipt requested, postage prepaid, addressed as follows:

         (i)      If to the Company:

                  Chief Executive Officer
                  Cypros Pharmaceutical Corporation
                  2714 Loker Avenue West
                  Carlsbad, CA 92008

         (ii)     If to Executive:

                  Brian W. Sullivan
                  2714 Loker Avenue West
                  Carlsbad, CA 92008

Any such written notice shall be deemed received when personally delivered or three (3) days after its deposit in the United States mail as specified above. Either Party may change its address for notices by giving notice to the other Party in the manner specified in this section.

10.      CHOICE OF LAW.

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         10.1. This Agreement is made in San Diego, California. This Agreement shall be construed and interpreted in accordance with the laws of the State of California.

11.      INTEGRATION.

         11.1. This Agreement contains the entire agreement of the parties relating to the subject matter of this Agreement, and supersedes all prior oral and written employment agreements or arrangements between the Parties.

12.      AMENDMENT.

         12.1. This Agreement cannot be amended or modified except by a written agreement signed by Executive and the Company.

13.      WAIVER.

         13.1. No term, covenant or condition of this Agreement or any breach thereof shall be deemed waived, except with the written consent of the Party against whom the waiver is claimed, and any waiver of any such term, covenant, condition or breach shall not be deemed to be a waiver of any preceding or succeeding breach of the same or any other term, covenant, condition or breach.

14.      SEVERABILITY.

         14. 1. The unenforceability, invalidity or illegality of any provision of this Agreement shall not render any other provision of this Agreement unenforceable, invalid or illegal.

15.      INTERPRETATION: CONSTRUCTION.

         15.1. The headings set forth in this Agreement are for convenience of reference only and shall not be used in interpreting this Agreement. This Agreement has been drafted by legal counsel representing the Company, but Executive has been encouraged, and has had the opportunity to consult with, him own independent counsel and tax advisors with respect to the terms of this Agreement. The Parties acknowledge that each Party and its counsel has reviewed and revised, or had an opportunity to review and revise, this Agreement, and the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement.

16.     REPRESENTATIONS AND WARRANTIES

        16.1. Executive represents and, warrants that he is not restricted or prohibited, contractually or otherwise, from entering into and performing each of the terms and covenants

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contained in this Agreement, and that his execution and performance of this
Agreement will not violate or breach any other agreement between Executive and any other person or entity.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

                                      The Company:

                                      Cypros Pharmaceutical Corporation,
                                      a California corporation

                                      By:      /s/ David W. Nassif
                                         -------------------------------------
                                               David W. Nassif
                                      Senior Vice President and Chief Financial
                                      Officer


                                      Executive:

                                                /s/ Brian W. Sullivan
                                         -------------------------------------
                                               Brian W. Sullivan, Ph.D.

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